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                                                                      Exhibit 21

                              LIST OF SUBSIDIARIES



Name                                                 State of Incorporation

PepsiAmericas Caribbean, Inc.                              Delaware
Pepsi-Cola Jamaica Bottling Company Limited                Jamaica
Pepsi-Cola Puerto Rico Manufacturing Company               Delaware
Pepsi-Cola Puerto Rico Distributing Company                Delaware
Beverage Plastics Company                                  Delaware
Delta Beverage Group, Inc.                                 Delaware
Dakota Beverage Company, LLC                               Delaware
Min-Dak Beverages, LLC                                     South Dakota
S & R Vending, LLC                                         North Dakota
TS Vending Service, LLC                                    South Dakota
Pepsi-Cola Bottling Company of Fargo, LLC                  South Dakota
Pepsi-Cola Bottling Company of Estherville, LLC            Minnesota
Pepsi-Cola Bottling Co. of Aberdeen, LLC                   South Dakota
Pepsi-Cola Bottling Co. of Sioux Falls, LLC                Minnesota